EXHIBIT 99.1

AMENDMENT NO. 1

TO

SPRINT/UBIQUITEL FORBEARANCE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of December 2, 2005 (“effective date”), to the SPRINT/UBIQUITEL FOREBEARANCE AGREEMENT (the “Forbearance Agreement”), dated as of July 29, 2005, by and among SPRINT CORPORATION, SPRINT SPECTRUM L.P., WIRELESSCO L.P., SPRINT COMMUNICATIONS COMPANY L.P., SPRINT TELEPHONY PCS, L.P., AND SPRINT PCS LICENSE, L.L.C. (collectively, “Sprint”) and UBIQUITEL INC. and UBIQUITEL OPERATING COMPANY (collectively, “UbiquiTel”).  Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Forbearance Agreement.

RECITALS

A.            The parties have previously executed the Forbearance Agreement.

B.            The parties to this Amendment are parties to that certain action pending in the Court of Chancery of the State of Delaware (the “Court”) relating to the Complaint (the “Action”).

C.            The parties desire to amend the Forbearance Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the parties agree as follows:

1.             Amendments.

(a)           Section 4.1 of the Forbearance Agreement is superseded and replaced in its entirety with the following:

Section 4.1  Term.  Unless earlier terminated pursuant to Section 2.10(a), 2.10(d) or Section 4.2, this Agreement will terminate on the date any decision after trial is rendered by the Court in connection with the merits of the Action.

(b)           A new Section 4.7 is added as follows:

Section 4.7  Judicial Relief.  At any time after the effective date of this Amendment, Sprint may, upon notice and for good cause shown based upon material developments in the Action arising subsequent to the effective date of this Amendment, apply to the Court for modification or elimination of some or all its obligations under this Agreement.  UbiquiTel reserves the right to oppose any such application by Sprint.

2.             Full Force and Effect.  Except as expressly amended by this Amendment, the Forbearance Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers as of the date and year first above written.

SPRINT NEXTEL CORPORATION

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

WIRELESSCO L.P.

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

SPRINT TELEPHONY PCS, L.P.

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

SPRINT SPECTRUM L.P.

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

SPRINT PCS LICENSE, L.L.C.

By:	/s/ Charles Wunsch
Name: Charles Wunsch
Title: Vice President

UBIQUITEL INC.

By:	/s/ Donald A. Harris
Name: Donald A. Harris
Title: Chief Executive Officer

UBIQUITEL OPERATING COMPANY

By:	/s/ Donald A. Harris
Name: Donald A. Harris
Title: Chief Executive Officer